UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 14, 2015

SMART & FINAL STORES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36626	80-0862253
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Citadel Drive, Commerce, CA	90040
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (323) 869-7500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

Annual Meeting of Stockholders

On May 14, 2015, Smart & Final Stores, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) at the Omni Los Angeles Hotel at California Plaza, Crocker Room, 251 South Olive Street, Los Angeles, California 90012.  The issued and outstanding shares of stock of the Company entitled to vote at the Annual Meeting consisted of the 73,771,652 shares of common stock outstanding on the record date, March 17, 2015.  The common stockholders of the Company voted on four matters at the Annual Meeting, all of which were approved.  The final voting results from the Annual Meeting as of May 14, 2015, as certified by the inspector of election, were as follows:

(1)                                 A proposal to elect two Class I directors for three-year terms expiring at the 2018 Annual Meeting once their respective successors have been duly elected and qualified or until their earlier resignation or removal:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Norman H. Axelrod	65,216,949	4,020,848	4,051	1,794,003
Dennis T. Gies	63,975,629	5,262,168	4,051	1,794,003

(2)                                 A proposal to ratify the appointment of Ernst & Young LLP as independent auditors for the Company’s 2015 fiscal year:

FOR	AGAINST	ABSTAIN
71,014,436	20,712	703

(3)                                 A proposal to approve, by non-binding vote, the compensation paid to the Company’s named executive officers in 2014:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
69,142,448	94,975	4,425	1,794,003

(4)                                 A proposal to recommend, by non-binding vote, the frequency of future advisory votes on executive compensation:

1 YEAR	2 YEARS	3 YEARS	ABSTAIN	BROKER NON-VOTES
67,290,371	2,945	1,945,139	3,393	1,794,003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART & FINAL STORES, INC

Date: May 14, 2015

	By:	/s/ Richard N. Phegley
	Name:	Richard N. Phegley
	Title:	Senior Vice President and Chief Financial Officer